SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 20, 2004


                            WILMINGTON REXFORD, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     0-28879               98-0348508
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)                File Number)         Identification No.)


         3753 HOWARD HUGHES PARKWAY, SUITE 200, LAS VEGAS, NEVADA 89109
               (Address of principal executive offices) (Zip Code)


                                 (818) 591-1330
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)







Exhibit index on consecutive page 3


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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

On February 20, 2004, the registrant closed on its Agreement to Exchange Common Stock with China Merchant DiChain Investment Holdings Limited, a limited company incorporated in Hong Kong ("DiChain"). The registrant was paid $225,000 by DiChain to satisfy all of its outstanding debt. Upon the implementation of a name change and a 1-for-20 reverse stock split of the registrant's outstanding shares of common stock, the registrant will issue 45,000,000 shares to the DiChain shareholders, which result in the DiChain shareholders as a group owning 97.5% of the then outstanding shares, and DiChain will transfer one of its subsidiaries to the registrant.

In connection with the closing, the registrant's principal shareholder, eAngels EquiDebt Partners V, granted DiChain a proxy to vote its 10,000,000 shares (65.8%) of the registrant to implement the name change and reverse stock split, as well as other matters set forth in the Agreement to Exchange Common Stock.

Also, the sole officer and director of the registrant resigned. New management of the registrant consists of the following:

         Aaron Zhu - President and director
         Frank Fan -  Chief Executive Officer and director

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired:  Not applicable

(b)      Pro forma financial information:  Not applicable

(c)      Exhibits:

         REGULATION
         S-B NUMBER                         DOCUMENT

            10.1 Agreement to Exchange Common Stock with China Merchant DiChain Investment Holdings Limited dated February 13, 2004 (incorporated by reference to the exhibits filed with the registrant's Form 10-KSB for the fiscal year ended September 30, 2003, file number 0-28879)

ITEM 8.    CHANGE IN FISCAL YEAR

On February 20, 2004, the registrant determined to change its fiscal year end to December 31. A Form 10-QSB will be filed covering the transition period of the three months ended December 31, 2003.




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WILMINGTON REXFORD, INC.


February 23, 2004               By:  /s/ AARON ZHU
                                   ---------------------------------------------
                                        Aaron Zhu, President




















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